<PAGE 1>
                       BROWN & BROWN, INC.

                         PROXY STATEMENT


        ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

            This Proxy Statement is first being sent to shareholders on or about March 15, 2000 in connection with the solicitation of proxies by the Board of Directors of Brown & Brown, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held in the Atlantic Room of the Hilton Daytona Beach Oceanfront Resort, 2637 S. Atlantic Avenue, Daytona Beach, Florida at 9:00 a.m. on Friday, April 21, 2000, and at any adjournment thereof (the "Meeting"). The close of business on March 3, 2000 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. At the close of business on the record date, the Company had outstanding 13,677,059 shares of $.10 par value common stock, entitled to one vote per share.

         Shares represented by duly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. If a shareholder specifies in the proxy a choice with respect to any matter to be acted upon, the shares represented by such proxy will be voted as specified. If a proxy card is signed and returned without specifying a vote or an abstention on any proposal, the shares represented by such proxy will be voted according to the recommendation of the Board of Directors on that proposal. The Board of Directors recommends a vote FOR the election of the directors and the proposal to approve the Company's 2000 Incentive Stock Option Plan. The Board of Directors knows of no other matters that may be brought before the Meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

            Shareholders who hold their shares through an intermediary must provide instructions on voting as requested by their bank or broker. A shareholder who returns a proxy may revoke it at any time before it is voted by taking one of the following three actions: (i) giving written notice of the revocation to the Secretary of the Company; (ii) executing and delivering a proxy with a later date; or (iii) voting in person at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the Company's transfer agent, First Union National Bank, and by one or more inspectors of election appointed at the Meeting, who will also determine whether a quorum is present for the transaction of business.

         A shareholder who abstains from voting on any proposal will be included in the number of shareholders present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees for director or any other proposal. Brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may vote their clients' proxies in their own discretion.

         Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their

<PAGE 2>

services. Also, Corporate Investor Communications, Inc. may solicit proxies on behalf of the Company at an approximate cost of $4,000 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

          The executive offices of the Company are located at 220
South Ridgewood Avenue, Daytona Beach, Florida 32114 (telephone number (904) 252-9601) and 401 East Jackson Street, Suite 1700,
Tampa, Florida 33602 (telephone number (813) 222-4100).


<PAGE 3>
              SECURITY OWNERSHIP OF MANAGEMENT AND
                    CERTAIN BENEFICIAL OWNERS

           The following table sets forth, as of March 3, 2000, information as to the Company's common stock beneficially owned by (i) each director of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

                                Amount and Nature of
Name of Beneficial Owner        Beneficial Ownership(1)(2)  Percent

J. Hyatt Brown(3). . . . . . . .2,725,206                   19.9%
  220 South Ridgewood Avenue
  Daytona Beach, Florida  32114
Samuel P. Bell, III(4) . . . . .    1,650                     *
Bradley Currey, Jr.  . . . . . .   37,500                     *
Jim W. Henderson(5). . . . . . .  134,440                     *
Theodore J. Hoepner. . . . . . .    1,500                     *
David H. Hughes. . . . . . . . .    1,500                     *
Toni Jennings. . . . . . . . . .     ---                      *
Jan E. Smith(6). . . . . . . . .    2,850                     *
Jeffrey R. Paro (7). . . . . . .      570                     *
Laurel L. Grammig. . . . . . . .    9,545                     *
James L. Olivier . . . . . . . .    2,629                     *
William A. Zimmer(8) . . . . . .    4,176                     *
T. Rowe Price
  Associates, Inc.(9). . . . . .1,732,950                   12.7%
 100 E. Pratt Street
 Baltimore, MD 21202
All directors and executive
 officers as a group
  (13 persons) . . . . . . . . .2,944,332                   21.5%
________________
*Less than 1%

 (1) Beneficial  ownership of shares,  as  determined  in
     accordance   with   applicable   Securities   and   Exchange
     Commission  rules, includes shares as to which a person  has or  shares voting power and/or investment power. The Company has  been informed that all shares shown are held of  record with  sole  voting and investment power, except as otherwise indicated.
(2)  The  number  and percentage of shares  owned  by  the
     following  persons include the indicated  number  of  shares owned  through the Company's 401(k) Plan as of December  31,
     1999:  Mr.  Henderson -- 64,174; Ms. Grammig -- 3,316;  Mr.
     Zimmer -- 307; all directors and officers  as  a  group -- 71,365.
     The number and percentage of shares owned  by  the
     following  persons include the indicated  number  of  shares which  such  persons have been granted under  the  Company's
     Stock  Performance Plan as of December 31,  1999  and  which have  satisfied  the  first  condition  for  vesting:  Mr.
     Henderson -- 15,000; Ms. Grammig -- 3,000; Mr. Olivier -- 1,365; Mr. Zimmer -- 2,730; all officers and directors as a group -- 34,095.  These Stock Performance Plan shares  have voting and dividend rights, but the holders thereof have  no power to sell or dispose of the shares, and the shares are subject to forfeiture. See "Executive Compensation - Long-
     Term Incentive Plans - Awards in Last Fiscal Year."
(3)  All  shares are beneficially owned jointly  with  Mr.
     Brown's spouse, either directly or indirectly, and these shares have shared voting and investment power.
(4)  All  shares are held in joint tenancy with Mr. Bell's
     spouse,  and these shares have shared voting and  investment power.
(5)  Mr. Henderson's ownership includes 1,500 shares owned
     by  a  son  sharing  his household, as to  which  beneficial
     ownership  is  disclaimed.    All  other  shares  not  owned
     through a Company-sponsored plan are owned jointly with Mr. Henderson's spouse, and these shares have shared voting and investment power.

<PAGE 4>

(6)  Mr. Smith's ownership includes 350 shares owned by his
     spouse, as to which he disclaims beneficial ownership.
(7) Mr. Paro resigned as an executive officer of the Company effective February 15, 2000, in order to accept a position in the Company's West Palm Beach office.
(8) Mr. Zimmer resigned as an executive officer of the Company effective March 1, 1999 to accept a position in the Company's Jacksonville office.
(9)  Based upon information contained in a report filed by
     T. Rowe Price Associates, Inc. ("Price Associates") with the Securities and Exchange Commission, these securities are owned by various individuals and institutional investors, including T. Rowe Price Small-Cap Value Fund (which owns
     825,000   shares,   representing   6.0%   of   the    shares
     outstanding),   for   which  Price  Associates   serves   as
     investment  adviser with power to direct investments  and/or sole power to vote the securities. Under Securities and Exchange Commission rules, Price Associates is deemed to be a  beneficial  owner  of  such  securities;  however,  Price
     Associates   disclaims   beneficial   ownership   of    such
     securities.

                           MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         Set forth below is certain information concerning the Company's executive officers and directors nominated for election at the Meeting. All directors and officers hold office for one-year terms or until their successors are elected and qualified.


                                                             Year First Became
Name                  Positions                 Age          a Director
____                  _________                 ___          _________________

J. Hyatt Brown        Chairman of the Board,     62            1993
                      President and Chief
                      Executive Officer

Jim W. Henderson      Executive Vice President,  53            1993
                      Assistant Treasurer and
                      Director

Samuel P. Bell, III   Director                   60            1993

Bradley Currey, Jr.   Director                   69            1995

Theodore J. Hoepner   Director                   58            1994

David H. Hughes       Director                   56            1997

Toni Jennings         Director                   50            1999

Jan E. Smith          Director                   60            1997

Cory T. Walker        Vice President, Chief      42             ---
                       Financial Officer and
                       Treasurer

Laurel L. Grammig     Vice President, Secretary  41             ---
                       and General Counsel

James L. Olivier      Vice President and         38             ---
                       Assistant General Counsel


         J. HYATT BROWN. Mr. Brown has been the President and Chief Executive Officer of the Company since 1993, and the
Chairman of the Board of Directors since 1994. Mr. Brown was President and Chief Executive Officer of the Company's predecessor corporation from 1961 to 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and

<PAGE 5>

Speaker of the House from 1978 to 1980. Mr. Brown serves on the Board of Directors of SunTrust Banks, Inc., SunTrust Bank, East Central Florida, N.A., International Speedway Corporation, The FPL Group, Inc., BellSouth Corporation and Rock-Tenn Company. He also serves on the Board of Trustees of Stetson University.

         JIM W. HENDERSON. Mr. Henderson served as Senior Vice President of the Company from 1993 to 1995, and was elected
Executive Vice President in 1995. He served as Senior Vice President of the Company's predecessor corporation from 1989 to 1993, and as Chief Financial Officer from 1985 to 1989.

         SAMUEL P. BELL, III. Mr. Bell has been a shareholder of the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. since January 1, 1998 and also serves as Of Counsel to the law firm of Cobb Cole & Bell. Prior to that, he was a shareholder and managing partner of Cobb Cole & Bell. He has served as counsel to the Company and its predecessor corporation since 1964. Mr. Bell was a member of the Florida House of Representatives from 1974 to 1988.

        BRADLEY CURREY, JR. Mr. Currey served as Chief Executive Officer of Rock-Tenn Company, a manufacturer of packaging and recycled paperboard products, from 1989 to 1999 and as Chairman of the Board of Rock-Tenn from 1993 to January 28, 2000, when he retired. He also previously served as President (1978-1995) and Chief Operating Officer (1978-1989) of Rock-Tenn. Mr. Currey is a member of the Board of Directors of Genuine Parts Company and is the Chairman of the Board of Trustees of Emory University. He is also a past Chairman of the Federal Reserve Bank of Atlanta.

         THEODORE J. HOEPNER. Mr. Hoepner has been the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc. since 1995. From 1990 through 1995, he served as Chairman of the Board, President and Chief Executive Officer of SunBank, N.A. From 1983 through 1990, he was the Chairman of the Board and Chief Executive Officer of SunBank/Miami, N.A.

         DAVID H. HUGHES. Mr. Hughes has been Chief Executive Officer of Hughes Supply, Inc., a business-to-business distributor of construction and industrial supplies, since 1974, and has been Chairman of the Board since 1986. Mr. Hughes is a member of the Board of Directors of SunTrust Banks, Inc., SunTrust Banks of Florida, Inc., Orlando Regional Healthcare Systems, Arnold Palmer Children's Hospital, Florida Tax Watch, Accord Industries, and Lanier Worldwide, Inc.

        TONI JENNINGS. Ms. Jennings was elected to the Company's Board of Directors in 1999. She has been President of Jack Jennings & Sons, a commercial construction firm based in Orlando, Florida, since 1982. She has been a Florida State Senator since 1980 and currently serves as President of the Florida Senate. She previously served in the Florida House of Representatives from 1976 to 1980. She currently serves on the Salvation Army Advisory Board and on the Board of Directors of SunTrust Banks of Florida, Inc.

<PAGE 6>

         JAN E. SMITH. Mr. Smith has served as President of Jan Smith & Company, a commercial real estate and business investment firm, since 1978. Mr. Smith is also the managing general partner of Ramblers Rest Resort, Ltd., a recreational vehicle park in Venice, Florida, and President of Travel Associates, Inc., which owns and operates Trexler World Travel Service in Charlotte, North Carolina. Mr. Smith also serves on the Board of Directors of SunTrust Bank, Gulf Coast.

        CORY T. WALKER. Mr. Walker was appointed Vice President, Treasurer and Chief Financial Officer of the Company effective February 15, 2000. Mr. Walker previously served as Vice President and Chief Financial Officer of the Company from 1992 to 1994. Between 1995 and February 15, 2000, Mr. Walker served as profit center manager for the Company's Oakland, California retail office. Before joining the Company, he was a Senior Audit Manager for Ernst & Young.

         LAUREL L. GRAMMIG.  Ms. Grammig has been Vice President,
Secretary and General Counsel of the Company since 1994. She was a partner of the law firm of Holland & Knight from 1991 through 1993.

         JAMES L. OLIVIER. Mr. Olivier was elected a Vice President of the Company in 1998 and has served as Assistant General Counsel since joining the Company in 1996. Prior to that, Mr. Olivier was a partner of the law firm of Holland & Knight.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

         During 1999, the Company's Board of Directors held four meetings. Each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees of which he or she is a member.

         The Company's Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee
currently consists of Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes, Toni Jennings and Jan E. Smith. The Compensation Committee recommends to the Board base salary levels and bonuses for the Chief Executive Officer and approves the guidelines used to determine salary levels and bonuses for the other executive officers of the Company. See "Executive Compensation -- Board Compensation Committee Report on Executive Compensation." The Compensation Committee also reviews and makes recommendations with respect to the Company's existing and proposed compensation plans, and is responsible for administering the Company's 1990 Employee Stock Purchase Plan and the Stock Performance Plan. The Compensation Committee met four times in 1999.

        The members of the Audit Committee currently are Theodore
J. Hoepner (Chairman), Samuel P. Bell, III, Bradley Currey, Jr., David H. Hughes, Toni Jennings and Jan E. Smith. The duties of the Audit Committee, which met four times during 1999, are to recommend to the Board of Directors the selection of independent certified public accountants, to meet with the Company's independent certified public accountants to review the scope and results of the annual

<page 7>

audit, and to consider various accounting and auditing matters related to the Company, including its system of internal controls and financial management practices.

          The Company does not have a nominating committee. This function is performed by the Board of Directors.

COMPENSATION OF DIRECTORS

          Directors who are not employees of the Company are paid $4,000 for each Board meeting attended in person and $2,000 for each Board meeting attended by telephone. Directors receive $1,500 for each committee meeting attended if such meetings occur other than in conjunction with regularly scheduled quarterly Board meetings. In 1999, Mr. Hughes and Mr. Smith each received $1,500 for their service on a special committee appointed by the Board of Directors.

        All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of the Company receives separate compensation for services rendered as a director.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the outstanding shares of common stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no SEC Form 5s were required to be filed by those persons, the Company believes that during 1999, its officers, directors and ten percent beneficial owners timely complied with all applicable filing requirements.


<PAGE 8>
                     EXECUTIVE COMPENSATION

         The following table sets forth the compensation received by the Company's Chief Executive Officer and the four other highest paid executive officers in 1999 (the "Named Executive Officers") for services rendered to the Company for each of the three years in the period ended December 31, 1999. Compensation information is also provided with respect to William A. Zimmer, who served as Vice President, Chief Financial Officer and Treasurer of the Company through February 28, 1999.

SUMMARY COMPENSATION TABLE


Name and                                   Annual Compensation     All Other
Principal                                                        Compensation
Position                           Year    Salary($)    Bonus($)  ($)(1)(2)


J. Hyatt Brown                     1999    426,381      292,364    6,400
 Chairman of the Board, President  1998    415,990      253,973    6,400
 & Chief Executive Officer         1997    396,200      218,942    4,000

Jim W. Henderson                   1999    325,350      254,000    6,400
 Executive Vice President          1998    296,927      209,000    6,400
                                   1997    271,936      148,000    6,400

Laurel L. Grammig                  1999    123,943       69,000    6,400
 Vice President, Secretary         1998    125,432       60,000    6,400
 & General Counsel                 1997    115,000       40,880    5,993

Jeffrey R. Paro(3)                 1999     93,147       60,000    4,926
 Vice President, Chief Financial   1998     79,998       30,000    3,400
 Officer & Treasurer               1997     30,000        5,000      360

James L. Olivier                   1999    108,951       15,000    4,887
 Vice President & Assistant        1998     91,533       13,230    4,165
  General  Counsel                 1997     83,927       12,600    3,837

William A. Zimmer                  1999    123,105       75,000    6,400
 Former Vice President,  Chief     1998    114,503       60,000    5,580
 Financial  Officer  &  Treasurer  1997     84,670       25,000    3,435


__________

(1)   Amounts  shown  represent the Company's  401(k)  plan
      profit sharing and matching contributions.
(2)   Certain  of  the Named Executive Officers  have  been
      granted shares of performance stock under the Company's Stock Performance Plan. For a description of the terms of such grants, the number of shares granted, and the value  of
      such   shares,  see  "Executive  Compensation -- Long-Term
      Incentive Plans -- Awards in Last Fiscal Year."
(3)   Mr.  Paro  resigned as an executive officer effective
      February  15,  2000.   Compensation  information  for 1997
      reflects the fact that Mr. Paro joined the Company in July, 1997.

<PAGE 9>

OPTION GRANTS IN 1999

         No  stock  options were granted to the  Named  Executive
Officers in 1999.

AGGREGATE  OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999  OPTION VALUES

         None of the Named Executive Officers exercised Company stock options during the year ended December 31, 1999, and none of the Named Executive Officers held unexercised Company stock options as of December 31, 1999.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

      Grants of stock under the Company's Stock Performance Plan are intended to provide an incentive for key employees to achieve long-range performance goals of the Company, generally by providing incentives to remain with the Company for a long period after the grant date and by tying the vesting of the grant to appreciation of the Company's stock price. The table below sets forth the number of shares of performance stock granted to the Named Executive Officers in 1999 and the criteria for vesting.


                                              Performance or Other Period
Name                 Number of Shares(1)(2)  Until Maturation or Payout(3)

J. Hyatt Brown              ---                          ---
Jim W. Henderson            ---                          ---
Laurel L. Grammig           ---                          ---
Jeffrey R. Paro             735                          15 years
James L. Olivier          2,000                          15 years
William A. Zimmer           ---                          ---

________________

(1)  None of the shares of performance stock granted to the
     Named Executive Officers has vested as of the date of this Proxy Statement. In order for the grants described above to fully vest, the grantee would have to remain with the
     Company for a period of 15 years from the date of grant (subject to the exceptions set forth in footnote (3) below)
     and the Company's stock price would have to appreciate at  a rate  of 20% per year for the five-year period beginning  on the  grant  date  in  1999.  For each 20%  increase  in  the
     Company's   stock   price  within  such  five-year   period,
     dividends will be payable to the grantee on 20% of the shares granted and the grantee will have the power to vote
     such  shares.   The grantee will not have any of  the  other
     indicia  of  ownership (e.g., the right to sell or  transfer the shares) until such shares are fully vested.
(2)  The  dollar values of the grants to Mr. Paro and  Mr.
     Olivier on the dates of grant were $25,770 and $72,000, respectively. These values represent the number of shares granted multiplied by the closing market price of the Company's common stock on the New York Stock Exchange on the respective dates of grant. The aggregate number of shares of performance stock granted to the Named Executive Officers as of December 31, 1999 were 23,825 for Mr. Henderson, 5,940 for  Ms. Grammig, 1,470 for Mr. Paro, 4,835 for Mr. Olivier,
     and  4,935 for Mr. Zimmer.  The dollar values of all  shares of performance stock granted to the Named Executive Officers as of December 31, 1999 were $912,795 for Mr. Henderson, $227,576 for Ms. Grammig, $56,319 for Mr. Paro, $185,241 for
     Mr. Olivier and $189,072 for Mr. Zimmer.
(3)  If  the  grantee's   employment with  the  Company  were  to
     terminate before the end of the 15-year vesting period, such grantee's interest in his or her shares would be forfeited unless
     (i) the grantee has attained age 64, (ii) the grantee's employment with the Company terminates as a result of his or her death or disability,

<PAGE 10>

     or (iii) the Compensation Committee, in its sole and absolute discretion, waives the conditions of the grant of performance stock.

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

         Effective July 29, 1999, J. Hyatt Brown entered into an Employment Agreement that superseded Mr. Brown's prior agreement with the Company. The agreement provides that Mr. Brown will serve as Chairman of the Board, President and Chief Executive Officer. The agreement also provides that upon termination of employment, Mr. Brown will not directly or indirectly solicit any of the Company's customers for a period of three years.

         The agreement requires the Company to make a payment to an escrow account upon a Change of Control (as defined in the agreement) of the Company. If, within three years after the date of such Change of Control, Mr. Brown is terminated or he resigns as a result of certain Adverse Consequences (as defined in the agreement), the amount in the escrow account will be released to Mr. Brown. The amount of the payment will be equal to two times the following amount: three times the sum of Mr. Brown's annual base salary and most recent annual bonus, multiplied by a factor of one plus the percentage representing the percentage increase, if any, in the price of the common stock of the Company between the date of the agreement and the close of business on the first business day following the date the public announcement of the Change of Control is made. Mr. Brown will also be entitled to receive all benefits he enjoyed prior to the Change of Control for a period of three years after the date of termination of his employment.

        A "Change of Control" includes the acquisition by certain parties of 30% or more of the Company's outstanding voting securities, certain changes in the composition of the Board of Directors that are not approved by the incumbent Board, and the approval by the Company's shareholders of a plan of liquidation, certain mergers or reorganizations, or the sale of substantially all of the Company's assets. The "Adverse Consequences"
described above generally involve a breach of the agreement by the Company, a change in the terms of Mr. Brown's employment, a reduction in the Company's dividend policy, or a diminution in Mr. Brown's role or responsibilities.

         The Company entered into the agreement with Mr. Brown after determining that it was in the best interests of the Company and its shareholders to retain his services in the event of a threat or occurrence of a Change of Control and thereafter, without alternation or diminution of his continuing leadership role in determining and implementing the strategic objectives of the Company. The Company also recognized that, unlike other key personnel throughout the Company who participate in the Company's Stock Performance Plan, Mr. Brown does not participate in that plan and would not enjoy the benefit of the immediate vesting of stock interests granted pursuant to that plan in the event of a Change of Control.

         On April 28, 1993, Jim W. Henderson entered into an employment agreement with the Company. The agreement may be terminated by either party upon 30 days advance written notice. Compensation under this agreement is at amounts agreed upon between the Company and Mr. Henderson from time to time. Additionally, for a period of three years following the

<PAGE 11>

termination of employment, this agreement prohibits Mr. Henderson from directly or indirectly soliciting or servicing the Company's customers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee during 1999 were Samuel P. Bell, III (Chairman), J. Hyatt Brown, Bradley Currey, Jr., Theodore J. Hoepner, David H. Hughes, Toni Jennings and Jan E. Smith. Mr. Brown is the Company's Chairman, President and Chief Executive Officer.

         Samuel P. Bell, III is a partner in the law firm of Pennington, Moore, Wilkinson, Bell & Dunbar, P.A. and serves as Of Counsel to the law firm of Cobb Cole & Bell. Cobb Cole & Bell performed services for the Company in 1999 and is expected to continue to perform legal services for the Company during 2000.

         J. Hyatt Brown is a significant shareholder and a director of Rock-Tenn Company, which is a customer of the Company. Rock-Tenn's former Chairman and Chief Executive Officer, Bradley Currey, Jr., is a director of the Company and a member of the Company's Compensation Committee.

         Theodore J. Hoepner is the Chairman of the Board, President and Chief Executive Officer of SunTrust Banks of Florida, Inc., which is the parent company of SunTrust Bank, Central Florida, N.A. The Company has a $50 million line of credit with SunTrust Bank, Central Florida, N.A. The Company expects to continue to use SunTrust Bank, Central Florida, N.A. during 2000 for some of its cash management requirements. J. Hyatt Brown and David H. Hughes are directors of SunTrust Banks, Inc., the parent company of SunTrust Banks of Florida, Inc. Mr. Brown is also a director of SunTrust Banks, East Central Florida, N.A. Mr. Hughes and Toni Jennings serve on the Board of Directors of SunTrust Banks of Florida, Inc., and Jan E. Smith serves on the Board of Directors of SunTrust Bank, Gulf Coast.


<PAGE 12>

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's overall compensation philosophy is as follows:

- Attract and retain high-quality people, which is crucial to both the short-term and long-term success of the Company;

- Reinforce strategic performance objectives through the use of incentive compensation programs; and

- Create a mutuality of interest between the executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.

        BASE COMPENSATION. Salary levels for officers other than the Chief Executive Officer are determined by the Chief Executive Officer each year during the first quarter based upon the qualitative performance of each officer during the previous year and guidelines approved by the Compensation Committee. If an officer has had no change in duties, the percentage of annual salary increases for such officer generally is expected to be approximately 3-5% of the officer's base salary. Exceptional performance or a change in the officer's responsibilities may merit a larger increase.

         ANNUAL BONUSES. Bonuses for managers of the Company's Retail Division profit centers are established by the profit center  manager  from a bonus pool allocated  to  that  manager's
profit  center through a pre-determined formula.   For  1999,  in
each Retail Division profit center, the aggregate annual bonuses to be allocated among the employees of that profit center ranged from 3% to 12% of that profit center's operating profit before
interest,  amortization  and profit center  bonus.   The  highest
bonus percentage level is not met until the profit center's operating profit percentage is equal to or greater than 28%. Other divisions of the Company have similar objective measures of bonus potential based on achievement of targeted operating or pre-tax goals. The annual bonus for Mr. Henderson, who, in addition to other duties, served as the profit center manager for the Daytona Beach retail operation, was established based on a subjective allocation of the aggregate profit center bonus earned by the Daytona Beach retail profit center.

        The bonuses for the executive officers who are not profit center managers are determined by the Chief Executive Officer based primarily on objective criteria, such as a percentage of the officer's salary, the earnings growth of the Company as a whole, and a subjective analysis of the officer's duties and performance.

<PAGE 13>

         LONG-TERM COMPENSATION. The Committee may also grant shares of performance stock to officers and other key employees based upon salary levels, sales production levels and performance evaluations. Grants of performance stock were made in 1999 to certain of the Named Executive Officers, as well as to other non-executive employees of the Company. See "Executive Compensation -- Long-Term Incentive Plans -- Awards in Last Fiscal Year."

         CEO COMPENSATION. With respect to the salary and bonus of J. Hyatt Brown, the Chairman, President and Chief Executive Officer of the Company, the Compensation Committee annually sets these amounts by reference to the general operating performance of the Company. The performance criteria most closely examined by the Committee are improvements in the Company's earnings per share and net income, as well as the continuing growth of the Company's business. The Committee also considers salary levels of chief executive officers in companies similar to the Company and makes adjustments believed appropriate based upon the differences in size of the peer companies as compared to the Company. The Committee reports the salary and bonus amounts recommended for the Chief Executive Officer to the full Board of Directors and responds to questions, if any. At that time, the Board may change salary levels or bonus amounts.

          The $292,364 bonus recommended by the Committee (excluding Mr. Brown, who did not participate in this determination) and approved by the Board (excluding Mr. Brown) is 15% higher than Mr. Brown's 1998 bonus. This increase reflects the 15% increase in the Company's earnings per share over 1998, as originally reported.

         The financial performance of the Company during 1999 was at the expected budgeted levels, and the Committee took this into consideration in establishing compensation levels.

                                           COMPENSATION COMMITTEE

                                            Samuel P.  Bell, III (Chairman)
                                            J. Hyatt Brown
                                            Bradley  Currey, Jr.
                                            Theodore J. Hoepner
                                            David H. Hughes
                                            Toni Jennings
                                            Jan E. Smith

<PAGE 14>


                        PERFORMANCE GRAPH

           The following graph is a comparison of five-year cumulative total returns for the Company's common stock as compared with the cumulative total return for the Standard & Poor's 500 Index, and a group of peer insurance broker and agency companies (Aon Corporation, Arthur J. Gallagher & Co., Hilb, Rogal and Hamilton Company, and Marsh & McLennan Companies, Inc.). The returns of the companies have been weighted according to their respective stock market capitalizations as of January 1, 1999, for purposes of arriving at a peer group average. The total return calculations are based upon an assumed $100 investment on December 31, 1994, with all dividends reinvested.


                          1994  1995    1996    1997    1998    1999

Brown  & Brown, Inc.      100   116.57  126.34  212.23  250.95  277.60

S&P   500  Index          100   134.12  161.29  211.30  267.65  319.91

Peer Group of Insurance
 Agents and Brokers       100   132.24  161.54  230.82  251.48  352.13


         The Company cautions that the stock price performance shown in the graph should not be considered indicative of potential future stock price performance.

               PROPOSAL 1 - ELECTION OF DIRECTORS

         The eight nominees for election as directors at the Meeting are J. Hyatt Brown, Samuel P. Bell, III, Bradley Currey, Jr., Jim W. Henderson, Theodore J. Hoepner, David H. Hughes, Toni Jennings and Jan E. Smith. Information concerning each of the nominees is set forth under the caption "Management -- Directors and Executive Officers." All nominees are now members of the Board of Directors. If elected, each of the nominees will serve a one-year term until the next Annual Meeting of Shareholders.

         Approval of the election of directors will require a plurality of the votes cast at the Meeting, provided a quorum is present. Unless otherwise indicated, votes will be cast pursuant to the accompanying proxy FOR the election of these nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, it is expected that the resulting vacancy will not immediately be filled. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.


<PAGE 15>

     PROPOSAL 2 -- ADOPTION OF THE COMPANY'S 2000 INCENTIVE
                        STOCK OPTION PLAN

         At the Meeting, the shareholders will be requested to approve the Company's 2000 Incentive Stock Option Plan (the "Plan"). The Board recommends approval of the Plan to allow the Company to continue to attract and retain the best available employees and provide an incentive for such persons to use their best efforts on the Company's behalf. For these reasons, the Board of Directors has unanimously adopted resolutions approving
the  Plan  and recommending its approval to the shareholders.   A
copy of the Plan may be obtained upon written request to the Company's Corporate Secretary at the address listed on page 15.

DESCRIPTION OF THE PLAN

         Each employee of the Company or any subsidiary of the Company is eligible to participate in the Plan. However, the Company anticipates that grants under the Plan will initially be made only to top-ranking regional executives. Each of the Named Executive Officers is also eligible to receive a grant of options under the Plan. Directors who are not also employees of the Company are not eligible to participate in the Plan.

         An aggregate of 300,000 shares of common stock have been reserved for issuance under the Plan. The Company cannot now determine the number of options to be granted in the future under the Plan to all current employees who are executive officers either individually or as a group. No options were granted to employees in 1999. The closing price of the Company's common stock on March 3, 2000 was $32.94 per share.

        The Compensation Committee of the Board of Directors (the "Committee") has authority to grant options to employees under the Plan and is responsible for the general administration and interpretation of the Plan. The Plan provides that members of the Committee have a right to indemnification with respect to claims arising against them individually as a result of their administration of the Plan, except in the case of gross negligence, bad faith or intentional misconduct. No director may participate in any decision relating exclusively to an option granted to that director.

         The Committee has authority to establish the terms of each option grant, including the number of options granted, the vesting schedule and exercisability. The Committee may establish performance goals as a prerequisite to exercisability, and such goals and other terms need not be uniform among various participants. Each employee granted options under the Plan will be required to enter into an option agreement with the Company, setting forth the terms and conditions of the grant, including any performance goals that are a prerequisite to exercising the grant.

         Options granted under the Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. The exercise price for any option designated as an incentive stock option must be the fair market value of the stock subject to such option as of the date of grant, unless the grantee

<PAGE 16>

owns 10% or more of the voting power of the Company, in which case the exercise price must be at least 110% of the fair market value of such stock as of the date of grant. Options not intended to qualify as incentive stock options may be granted at exercise prices less than the fair market value at the time of the grant. Moreover, to the extent that the fair market value of that portion of any grant of incentive stock options that is exercisable for the first time in any given year exceeds $100,000, such options will be treated as non-qualified stock options.

         If the Company undergoes certain events or changes regarding its capital structure, such as a stock dividend, stock split, reverse stock split, recapitalization, reclassification or a similar event, appropriate adjustments will be made to the number and class of shares available for issuance under the Plan and the number and class of shares relating to any outstanding options. Appropriate adjustments would also be made if a majority of the shares which are the same class as the shares that are subject to outstanding options are exchanged for, converted into, or otherwise become shares of another corporation. If such an event occurs, the Committee will amend the outstanding options to provide that such options are exercisable for or with respect to such new shares.

         No option granted under the Plan will be exercisable after the expiration of ten years after the effective date of the grant. In addition, no stock option granted to a beneficial owner of 10% or more of the Company's outstanding shares will be exercisable after the expiration of five years after the effective date of the grant.

        Generally, options may be exercised only while the option holder is an employee of the Company, or within a limited period after the employee leaves employment with the Company or after the employee's retirement, disability, or death. During the option holder's lifetime, an option is exercisable only by the option holder. Options are not transferable except upon the death of the option holder, or as the Committee may otherwise permit. If the option holder's employment is terminated under certain circumstances following a change of control of the Company, the option holder will become 100% vested in the grant and may exercise the option for a period of three months after the date of termination.

         Except as may be required by law, the Committee may terminate or amend the Plan at any time without further shareholder or regulatory approval. However, no termination or amendment of the Plan may adversely affect any then outstanding option without the consent of the option holder.

         On the date of exercise, the option holder may pay the full option price in cash, in shares of common stock previously acquired by the option holder valued at fair market value, or in any other form of consideration approved by the Committee. The use of previously acquired shares to pay the option price enables the option holder to avoid the need to fund the entire purchase with cash. Upon exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants will be reduced by the number of shares with respect to which the option is exercised.

<PAGE 17>

        Unless earlier terminated by the Committee, the Plan will be in effect until options have been granted and exercised with respect to all shares available for the Plan. However, no option can be granted under the Plan more than ten years after the Plan has been approved by the Company's shareholders.

TAX CONSEQUENCES

         The federal income tax consequences of a director's participation in the Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Plan.

         Options granted under the Plan may be either incentive stock options or non-qualified stock options. Options that are designated as incentive stock options are intended to qualify as such under Section 422 of the Code. With respect to incentive stock options, neither the grant Nor the exercise of the option will subject the employee to taxable income, other than under the Alternative Minimum Tax (Section 56(b)(3) of the Code), which is not discussed in detail in this summary. There is no required tax withholding in connection with the exercise of incentive stock options. Upon the ultimate disposition of the stock obtained on an exercise of an incentive stock option, the employee's entire gain will be taxed at the rates applicable to long-term capital gains, provided the employee has satisfied the prescribed holding periods relating to incentive stock options and the underlying stock. This treatment will apply to the entire amount of gain recognized on the sale of the stock, including the portion of gain that reflects the spread on the date of exercise between the fair market value of the stock at the time of grant and the fair market value of the stock at the time of exercise.

        The Company does not receive a compensation deduction for tax purposes with respect to incentive stock options. However, if the employee disposes of the stock purchased on exercise of the incentive stock option prior to the applicable holding periods required by Section 422 of the Code, the Company will be entitled to a deduction equal to the employee's realization of ordinary income by virtue of the employee's disqualifying disposition.

      Non-qualified stock options granted under the Plan will not qualify for any special tax benefits to the option holder. An option holder generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the option holder will recognize ordinary income for federal tax purposes measured by the excess of the fair market value of the shares at the time of exercise over the exercise price. The income realized by the option holder will be subject to income and other employee withholding taxes.

         The option holder's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a non-qualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the sale price and the option holder's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at the time of their disposition.

<PAGE 18>

        In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option by a holder, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an option holder is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Approval of the Plan requires more votes in favor of adoption of the plan than those against adoption. The Board of Directors recommends a vote FOR the adoption of the Plan.


 INFORMATION CONCERNING INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         Representatives of Arthur Andersen LLP, the Company's independent public auditors, are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions posed by shareholders.


                    PROPOSALS OF SHAREHOLDERS

          Proposals of shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company no later than November 17, 2000 to be included in the Company's proxy statement and form of proxy related to that meeting. Shareholders who intend to present a proposal at the
2001 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than January 31, 2001. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.


<PAGE 19>

                          OTHER MATTERS

           THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13A-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934. ANY SUCH
REQUEST SHOULD BE DIRECTED TO BROWN & BROWN, INC., 401 EAST JACKSON STREET, SUITE 1700, TAMPA, FLORIDA 33602, ATTENTION:
CORPORATE SECRETARY. NO CHARGE WILL BE MADE FOR COPIES OF SUCH ANNUAL REPORT; HOWEVER, A REASONABLE CHARGE WILL BE MADE FOR COPIES OF THE EXHIBITS.

                             By Order of the Board of Directors

                             /S/ LAUREL L. GRAMMIG
                             Laurel L. Grammig
                             Secretary
Tampa, Florida
March 15, 2000

<PAGE 20>
                       BROWN & BROWN, INC.

 [CHETTAH RUNNING FROM LEFT TO RIGHT THROUGH THE BROWN & BROWN,
                           INC. LOGO]

                 ANNUAL MEETING OF SHAREHOLDERS
             HILTON DAYTONA BEACH OCEANFRONT RESORT
                          ATLANTIC ROOM
                     2637 S. ATLANTIC AVENUE
                     DAYTONA BEACH, FLORIDA

                     FRIDAY, APRIL 21, 2000
                            9:00 A.M.


                      FOLD AND DETACH HERE
_________________________________________________________________________
                       BROWN & BROWN, INC.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 21, 2000

         The undersigned hereby appoints Laurel L. Grammig and Cory T. Walker and each of them as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all shares of Common Stock of Brown & Brown, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders and any adjournment(s) thereof.

     A vote FOR proposals 1 and 2 is recommended by the Board of Directors.

1.  ELECTION  OF DIRECTORS   FOR all nominees listed below  WITHHOLD AUTHORITY
                             (except as marked to the       to vote for all
                              contrary below)  __           nominees listed __
                                              |__|          below          |__|


(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR  ANY  INDIVIDUAL
NOMINEE,  STRIKE A LINE THROUGH THE NOMINEE'S NAME  IN  THE  LIST BELOW)

        J. Hyatt Brown; Samuel P. Bell, III; Bradley Currey, Jr.;
        Jim W. Henderson; Theodore J. Hoepner; David H. Hughes; Toni Jennings; Jan E. Smith

2. PROPOSAL  TO ADOPT THE COMPANY'S 2000 INCENTIVE STOCK OPTION PLAN
        __           __               __
       |__| FOR     |__| AGAINST     |__|  ABSTAIN

3. In their discretion the Proxies are authorized to vote
   upon  such  other business as may properly come  before  the meeting.
                                        __
I will be attending the annual meeting |__|    Print Name below

_______________________________________________


<PAGE 20>





















                       FOLD AND DETACH HERE
_________________________________________________________________

PERSONS  WHO DO NOT INDICATE ATTENDANCE AT THE ANNUAL MEETING  ON
THIS  PROXY  CARD  MAY  BE  REQUIRED TO PRESENT  PROOF  OF  STOCK
OWNERSHIP TO ATTEND.

         THIS  PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN  THE
MANNER  DIRECTED  HEREIN BY THE UNDERSIGNED  SHAREHOLDER.  IF  NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS  1  AND 2.

        Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                  Dated: ____________________________, 2000

                  Signature: ________________________________

                  Signature: ________________________________

                  PLEASE MARK, SIGN, DATE   AND   RETURN  THE  PROXY   CARD
                  PROMPTLY    USING   THE    ENCLOSED
                  ENVELOPE.

<PAGE 1>
                          APPENDIX "A"


                       BROWN & BROWN, INC.

         2000 INCENTIVE STOCK OPTION PLAN FOR EMPLOYEES


        ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

                 0.1         ESTABLISHMENT.  Brown & Brown,  Inc.
2000 Incentive Stock Option Plan for Employees (the "Plan") is hereby established effective as of January 1, 2000 (the Effective
Date").

                 0.2 PURPOSE. The purpose of the Plan is to promote the success of the Corporation and its stockholders by attracting and retaining employees by supplementing their cash compensation and providing a means for them to increase their holdings of Stock of the Corporation. The opportunity so provided and the receipt of Options as compensation are intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation for the benefit of customers and shareholders, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future. Such Options will be granted to certain Employees to recognize and reward outstanding individual performance.

                0.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued. However, all Options shall be granted, if at all, within ten (10) years from the Effective Date. Notwithstanding the foregoing, if the maximum number of shares  of  Stock issuable pursuant to the Plan  as  provided  in
Section 3.1 has been increased at any time, all Options shall be granted, if at all, within ten (10) years from the date such amendment was adopted by the Board.

        1.        DEFINITIONS AND CONSTRUCTIONS.

                 1.1 DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                         (a)         "BOARD" means the  Board  of
Directors of the Corporation.

                         (b)         "CODE"  means  the  Internal
     Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

                           (c)          "COMMITTEE"   means   the
     Compensation Committee of the Board or such other committee of the Board duly appointed to administer the Plan, and being composed and having such powers as are specified in the Plan or by the Board as generally provided for in the Plan.

                         (d)         "CORPORATION" means Brown  &
     Brown,   Inc.,  a  Florida  corporation,  or  any  successor
     corporation thereto.

<PAGE 2>

                   (e) "DISABILITY" means, with respect to a particular Optionee, that he or she is entitled to receive benefits under the long-term disability plan of the
     Corporation or a Subsidiary, as applicable, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the person's occupation at the time when such disability commenced, or, if the Optionee was retired when such disability commenced, the inability to engage in any substantial gainful activity, in either case as determined by the Committee based upon medical evidence acceptable to it.

                         (f)         "EMPLOYEE" means any  person
     treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Corporation and its Subsidiaries.

                          (g)       "EXCHANGE  ACT"   means   the
     Securities Exchange Act of 1934, as amended.

                         (h)     "FAIR MARKET VALUE" means, as of
     any date, the closing price of the Stock on the New York Stock Exchange, Inc. (as published by THE WALL STREET JOURNAL, if published) on the day prior to such date, or if the Stock was not traded on such day, on the next preceding day on which the Stock was traded.

                        (i)     "INCENTIVE STOCK OPTION" means an
     Option so denominated in the Option Agreement and which qualifies as an incentive stock option within the meaning of
     Section 422(b) of the Code.

                         (j)         "NONQUALIFIED STOCK  OPTION"
     means an Option so denominated or which does not qualify as an Incentive Stock Option.

                          (k)      "OPTION"  means  a  right   to
     purchase Stock (subject to adjustment as provided in Section 3.2) pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

                          (l)      "OPTION  AGREEMENT"  means   a
     written agreement between the Corporation and an Optionee setting forth the terms, conditions and restrictions of an Option granted to the Optionee.

                        (m)     "OPTIONEE" means a person who has
     been granted one or more Options under this Plan and has executed an Option Agreement.

                         (n)       "OWNERSHIP CHANGE EVENT" shall
     mean the occurrence of any of the following with respect to the Corporation:

                                (i)        the direct or indirect
          sale or exchange in a single or series of related transactions by the shareholders of the Corporation of more than fifty percent (50%) of the voting stock or beneficial ownership of the Corporation;

<PAGE 3>

                                   (ii)          a   merger    or
          consolidation in which the Corporation is a party; or

                                 (iii)        the sale, exchange,
          or transfer of all or substantially all of the assets of the Corporation.

                         (o)        "RULE 16B-3" means Rule 16b-3
     under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                        (p)       "STOCK" means the Corporation's
     common stock, $.10 par value, as adjusted from time to time in accordance with Section 3.2.

                         (q)       "SUBSIDIARY" means any present
     or future "subsidiary corporation" of the Corporation, as defined in Section 424(f) of the Code.

                         (r)        "TEN  PERCENT OWNER OPTIONEE"
     means an Optionee who, at the time an Option is granted to the Optionee, owns stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of Corporation within the meaning of Section 422(b)(6) of the Code. For the purpose of determining under any provision of this Plan whether an Optionee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, attribution rules contained in Section 425(d) of the Code shall apply.

                         (s)        "TRANSFER  OF CONTROL"  shall
     mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the "TRANSACTION") wherein the shareholders of the Corporation immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Corporation's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Corporation or the corporation or corporations to which the assets of the Corporation were transferred (the "TRANSFEREE CORPORATION(S)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporation which, as a result of the Transaction, own the Corporation or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Committee shall have the right to determine whether multiple sales or exchanges of the voting stock of the Corporation or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                 1.2        CONSTRUCTION.   Captions  and  titles
contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural, the plural shall include the singular, and the term "or" shall include the conjunctive as well as the disjunctive.

        2.        ADMINISTRATION.

<PAGE 4>

                 2.1        ADMINISTRATION.  The  Plan  shall  be
administered by the Committee which shall be duly appointed by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Committee, and such determination shall be final and binding upon all persons having an interest in the Plan or such Option. The composition of the Committee shall at all times comply with the requirements of Rule 16b-3 under the Exchange Act and with the requirements of Section 162(m) of the Code, and all members of the Committee shall be "non-employee directors" as defined by Rule 16b-3 and "outside directors" as defined by Section 162(m).

                2.2 POWERS OF THE COMMITTEE. The Committee shall have full power and authority with respect to the Plan, except those specifically reserved to the Board, and subject at all times to the terms of the Plan and any applicable limitations imposed by law. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its sole discretion:

                         (a)         to determine the persons  to
     whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be subject to each Option which determination need not be uniform among persons similarly situated and may be made selectively among Employees;

                          (b)         to  designate  Options   as
     Incentive Stock Options or Nonqualified Stock Options;

                          (c)          to  determine  the  terms,
     conditions and restrictions applicable (which need not be identical) to each Option including without limitation, (i) the exercise price of the Option, (ii) the method of payment for shares purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligations arising in connection with the Option, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of the Option, (v) the time of the expiration of the Option, (vi) the effect of the Optionee's termination of employment or service with Corporation on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such shares not inconsistent with the terms of the Plan;

                         (d)         to approve one or more forms
of Option Agreement;

                        (e)        to amend the exercisability of
     any Option, including with respect to the period following an Optionee's termination of employment or service with the Corporation;

                        (f)        to prescribe, amend or rescind
     rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitations, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

<PAGE 5>

                       (g) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Committee may deem advisable to the extent consistent with the Plan and applicable law.

                        (h)        to establish performance goals
     on which the vesting of the Options are based.

                         (i)         to  certify in writing  that
     such performance goals referred to in (h) above have been met.

                2.3       DISINTERESTED ADMINISTRATION.  The Plan
shall be administrated in compliance with the "disinterested administration" requirements of Rule 16b-3.

        3.       SHARES SUBJECT TO PLAN.

                 3.1        MAXIMUM  NUMBER OF  SHARES  ISSUABLE.
Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three hundred thousand (300,000) and shall consist of authorized by unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled prior to being fully exercised, the shares of Stock allocable to the unexercised portion of such Option, shall again be available for issuance under the Plan. The maximum number of shares of Stock subject to any Option issued to any Optionee under the Plan shall be 300,000.

                 3.2        ADJUSTMENTS  FOR CHANGES  IN  CAPITAL
STRUCTURE.  In  the  event of any stock  dividend,  stock  split, reverse stock split, recapitalization, combination, reclassification or similar event or change in the capital structure of the Corporation, appropriate adjustments shall be made in the number and class of shares available for issuance under the Plan as set forth in Section 3.1 and in the number and class of shares of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "NEW SHARES"), the Committee shall amend the outstanding Options to provide that such Options are exercisable for or with respect to New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Committee, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 3.2 shall be rounded up or down to the nearest whole number, as determined by the Committee, and in no event may the exercise price be decreased to any amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Committee pursuant to this Section
3.2 shall be final, binding and conclusive.

        4.       ELIGIBILITY AND OPTION LIMITATIONS.

<PAGE 6>

                 4.1       PERSONS ELIGIBLE FOR OPTIONS.  Options
may be granted only to officers and Employees of the Corporation, as designated by the Committee in its sole discretion. Only Employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Committee's designation of a person as a participant in any year does not require the Committee to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Committee, in its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights and other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth. A person who has participated in another benefit plan of the Corporation may also participant in this Plan.

                 4.2        DIRECTORS SERVING ON  COMMITTEE.   No
member of the Committee, while a member, shall be eligible to be granted an Option.

                 4.3 FAIR MARKET VALUE LIMITATION. To the extent that the aggregate Fair Market Value of stock with respect to which options designated as Incentive Stock Options are exercisable by an Optionee for the first time during any calendar year (under all stock option plans of the Corporation, including the Plan) exceeds One Hundred Thousand Dollars ($100,000), the portion of such Options which exceeds such amount shall be treated  as  Nonqualified Stock Options.  For  purposes  of  this
Section 4.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of Stock shall be determined as of the time the Option with respect to such Stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 4.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option is part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section 4.3, the Optionee may designate which portion of such Option the Optionee is exercising and may request that separate certificates representing each such portion be issued upon the exercise of the Option. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first.

                 4.4 NO RIGHT OF GRANT OR EMPLOYMENT. No employee of the Corporation or a Subsidiary shall have any claim or right to be granted an Option under the Plan, or, having been selected for the grant of an Option, to be selected for a grant of any other Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Optionee any right to be retained in the employ or service of the Company or a Subsidiary nor interfere in any way with the right of the Corporation or its Subsidiaries to terminate such Employee's employment at any time.

         5. TERMS AND CONDITIONS OF GRANTS. Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the

<PAGE 7>

Committee shall from time to time establish. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions.

                5.1       EXERCISE PRICE.  The exercise price for
each Option shall be established in the sole discretion of the Committee; provided, however, that if the Option is an Incentive Stock Option (a) the exercise price per share for an Option shall not be less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Option granted to a Ten Percent Owner Optionee shall have an exercise price per share less than on hundred ten (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. The exercise price for a Nonqualified Stock Option shall be the same as provided above, unless otherwise determined by the Committee. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424(a) of the Code.

                 5.2 EXERCISE PERIOD. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option; and (b) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option.

                5.3       PAYMENT OF OPTION EXERCISE PRICE.

                           (a)         FORMS   OF   CONSIDERATION
     AUTHORIZED. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Corporation of shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Corporation without regard to any restrictions on transferability applicable to such Stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation) not less than the exercise price, (iii) by the assignment of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "CASHLESS EXERCISE"), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law or (v) by any combination thereof. The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 6, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of considerations.

<PAGE 8>

                            (b)           TENDER    OF     STOCK.
     Notwithstanding the foregoing, an Option may not be exercised by tender to the Corporation of shares of Stock to the extent such tender of Stock would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Corporation's Stock. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Corporation of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.

                          (c)         CASHLESS   EXERCISE.    The
     Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

                5.4 TAX WITHHOLDING. The Corporation shall have the right, but not the obligation, to deduct from the shares of Stock issuable upon the exercise of an Option, a number of whole shares of Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Corporation with respect to such Option. Alternatively, or in addition, in its sole discretion, the Corporation shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise, to make adequate provision for any such tax withholding obligations of the Corporation arising in connection with the exercise. The Corporation shall have no obligation to deliver shares of Stock, money or to release shares of Stock from an escrow established pursuant to the Option
Agreement until the Corporation's tax withholding obligations have been satisfied by the Optionee.

        6.       STANDARD FORMS OF OPTION AGREEMENT.

                  6.1 INCENTIVE STOCK OPTIONS. Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Incentive Stock Option Agreement as adopted by the Committee and as amended from time to time.

                 6.2 NONQUALIFIED STOCK OPTIONS. Unless otherwise provided by the Committee at the time the Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the appropriate form of Nonqualified Stock Option Agreement as adopted by the Committee and as amended from time to time.

                 6.3        STANDARD TERM OF OPTIONS.  Except  as
otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option.

                6.4 STANDARD VESTING PROVISIONS. Except as otherwise provided by the Committee in the grant of an Option, any Option granted hereunder shall become vested based upon the attainment of certain performance levels as described in the Option Agreement executed in connection with such Option.

<PAGE 9>

                6.5 AUTHORITY TO VARY TERMS. The Committee shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this
Section 6 either in connection with the grant or amendment of any individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement shall be in accordance with the terms of the Plan. The Committee, may in its discretion, provide for the extension of the exercise period of an Option, accelerate the vesting of an Option, eliminate or make less restrictive any restrictions contained in an Option Agreement or waive any restriction or provision of this Plan or an Option Agreement in any manner that is either (i) not adverse to the Optionee or (ii) consented to by the Optionee.

         7. NONTRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee's guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Following an Optionee's death, the Option shall be exercisable to the extent provided in Section 8 below.

        8.        EFFECT OF TERMINATION OF SERVICE.

                8.1       OPTION EXERCISABILITY.

                         (a)         TIME OF SERVICE.   No  stock
     option granted under this Plan may be exercised before the Optionee's completion of such period of service as may be specified by the Committee in the Option Agreement. Thereafter, or if no such period is specified, subject to the provisions of subsections (b), (c), (d), (e) and (f) of this Section, the Optionee may exercise the Option in full or in part at any time until expiration of the Option.

                           (b)           CONTINUED    EMPLOYMENT.
     An Optionee cannot exercise an Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the Option was granted. The Committee may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

                          (c)          TERMINATION  OF   SERVICE.
     Except as provided in subsection (d), (e), (f) and (g) of this Section 8, an Optionee cannot exercise an Option after he ceases to be an Employee of the Corporation, unless the Committee, in its sole discretion, grants the recipient an extension of time to exercise the Option after termination of employment. The extension of time of exercise that may be granted by the Committee under this subsection (c) shall not exceed three months after the date on which an Optionee terminates employment and in no case shall extend beyond the stated expiration date of the Option.

                         (d)         RETIREMENT.  If an  Optionee
     ceases to be an Employee as a result of retirement, the Option, to the extent unexercised and exercisable on the date of his retirement, may be exercised by the Optionee at any time prior to the expiration of three

<PAGE 10>

     months after the date on which he ceases to be an Employee (but no later than the stated expiration date of the Option). An Employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

                         (e)       DISABILITY.  If the Optionee's
     service with the Corporation is terminated because of the disability (within the meaning of 105(d)(4) of the Code) of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee (or the Optionee's guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee's service terminated, but in any event not later than the Option expiration date.

                          (f)        DEATH.   If  the  Optionee's
     service with the Corporation is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee's service terminated, may be exercised by the Optionee's legal representative or other person who acquired the right to exercise the Option by reason of the Optionee's death at any time prior to the expiration of twelve (12) months after the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date.

                         (g)       TERMINATION AFTER TRANSFER  OF
     CONTROL. If the Optionee's service with the Corporation terminates by reason of Termination After Transfer of Control (as defined in Section 8.2), (i) the Option may be exercised by the Optionee at any time prior to the expiration of three (3) months from the date on which the Optionee's service terminated, but in any event no later than the Option Expiration Date, and (ii) notwithstanding any other provision of the Option Agreement or this Plan to the contrary, the Employee shall be deemed to have vested one hundred percent (100%).

        8.2       TERMINATION AFTER TRANSFER OF CONTROL.

                (a)       "TERMINATION AFTER TRANSFER OF CONTROL"
     shall mean either of the following events occurring after a Transfer of Control:

                        (i)        terminating by the Corporation
          of the Optionee's service with Corporation, within twelve (12) months following the Transfer of Control, for any reason other than Termination for Cause (as defined below); or

                         (ii)        upon Optionee's Constructive
          Termination (as defined below), the Optionee's resignation from service with the Corporation within twelve (12) months following the Transfer of Control

     Notwithstanding any provision herein to the contrary, Termination After Transfer of Control shall not include any termination of the Optionee's service with the Corporation which (i) is a Termination for Cause (as defined below);
     (ii)  is  a  result of the Optionee's death  or  Disability;
     (iii) is a result of the Optionee's voluntary termination of service other

<PAGE 11>

     than upon Constructive Termination (as defined below); or (iv) occurs prior to the effectiveness of a Transfer of Control.

               (b) "TERMINATION FOR CAUSE" shall mean termination by the Corporation of the Optionee's service with the Corporation for any of the following reasons: (i) theft, dishonesty, or falsification of any employment or Corporation records; (ii) improper use or disclosure of the Corporation's confidential or proprietary information; (iii) the Optionee's failure or inability to perform any reasonable assigned duties after written notice from the Corporation of, and a reasonable opportunity to cure, such failure or inability; (iv) any material breach by the Optionee of any employment agreement between the Optionee and Corporation, which breach is not cured pursuant to the terms of such agreement; or (v) the Optionee's conviction of any criminal act which impairs Optionee's ability to perform his or her duties with Corporation. Termination for Cause pursuant to the foregoing shall be determined in the sole but reasonably exercised discretion of the Corporation.

                 (c)        "CONSTRUCTIVE TERMINATION" shall mean
     any one or more of the following:

                        (i)        without the Optionee's express
          written consent, the assignment to the Optionee of any duties, or any limitation of the Optionee's responsibilities, substantially inconsistent with the Optionee's positions, duties, responsibilities and status with Corporation immediately prior to the date of the Transfer of Control;

                          (ii)          without  the   Optionee's
          express written consent, the relocation of the principal place of the Optionee's employment to a location that is more than fifty (5) miles from the Optionee's principal place of employment immediately prior to the date of the Transfer of Control, or the imposition of travel requirements substantially more demanding of the Optionee than such travel requirements existing immediately prior to the date of the Transfer of Control;

                         (iii)         any failure by Corporation
          to  pay,  or any material reduction by Corporation  of,
          (1) the Optionee's base salary is effect immediately prior to the date of the Transfer of Control (unless reductions comparable in amount an duration are concurrently made for all other employees of Corporation with responsibilities, organizational level and title comparable to the Optionee's), or (2) the Optionee's bonus compensation, if any, in effect immediately prior to the date of the Transfer of Control (subject to applicable performance requirements with respect to the actual amount of bonus compensation earned by the Optionee); or

                        (iv)        any failure by Corporation to
          (1) continue to provide the Optionee with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Corporation then held by the Optionee, in any benefit or compensation plans and programs, including, but not limited to, Corporation's life, disability, health, dental, medial, savings, profit sharing, stock purchase and retirement plans, if any, in which the Optionee was participating immediately prior to the date of the Transfer of Control, or their

<PAGE 12>

          equivalent,  or  (2)
          provide the Optionee with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee group which customarily includes a person holding the employment position or a comparable position with Corporation then held by the Optionee.

         9. INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the
Board or a committee thereof or officers or employees of the Corporation, members of the Board, the Committee and any officers or employees of the Corporation to whom authority to act for the Board or Committee is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, Option, or any right granted hereunder, and against all amounts in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same. Without limiting the generality of the foregoing, the Corporation will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeds in advance of its final disposition, upon receipt of such person's written agreement to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Section.

          10. TERMINATION OR AMENDMENT OF PLAN. The Committee, without further approval of the shareholders, may terminate or amend this Plan at any time in any respect as the Committee deems advisable, subject to any required stockholder or regulatory approval and to any conditions established by the terms of such amendment. In any event, no termination or amendment of the Plan may adversely affect and then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option or is necessary to comply with any applicable law or government regulation.

         11. DISSOLUTION OF CORPORATION. Upon the dissolution of the Corporation, the Plan shall terminate and any and all Options previously granted shall lapse on the date of such dissolution.

         12. RIGHTS AS SHAREHOLDERS. No Optionee, nor any beneficiary or other person claiming through an Optionee, shall have any interest in any shares of Stock allocated for the purposes of the Plan or that are subject to an Option until such shares of Stock shall have been issued to the Optionee or such beneficiary or other person. Furthermore, the existence of the Options shall not affect the right or power of the Corporation or its shareholders to make adjustments, recapitalization, reorganizations, or other changes in the Corporation's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Stock of the Corporation or the rights thereof; dissolve the Corporation or sell or transfer any part of its assets or business; or do any other corporate act, whether of a similar character or otherwise.

<PAGE 13>

         13. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of stock pursuant to Options granted under this Plan will be used for general corporate purposes.

         14. CHOICE OF LAW. The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all person having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Florida. Without limiting the generality of the foregoing, the period within which any action in connection with Plan must be commenced shall be governed by the Laws of the State of Florida without regard to the place where the act or omission complained of took place or the resident of any party to such action. Any action in connection with the Plan must be brought in the State of Florida, County of Hillsborough.

         15. NUMBER AND GENDER. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

          16. SHAREHOLDER APPROVAL. The Plan or any increase in the maximum number of shares of Stock issuable thereunder as provided in Section 3.1 (the "MAXIMUM SHARES") shall be approved by the shareholders of the Corporation within twelve (12) months of the date of adoption thereof by the Board. Options granted prior to shareholder approval of the Plan or in excess of the Maximum Shares previously approved by the shareholders shall become exercisable no earlier than the date of shareholder approval of the Plan or such increase in the Maximum Shares, as the case may be,

         IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that the foregoing Brown & Brown, Inc. 2000
Incentive Stock Option Plan for Employees was duly adopted by the Board on January 26, 2000.


                                       /S/ LAUREL L. GRAMMIG
                                       Secretary